UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2017

Heron Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4242 Campus Point Court, Suite 200, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 251-4400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Heron Therapeutics, Inc. (the "Company") in its Current Report on Form 8-K on September 30, 2016, in connection with the realignment of our goals and objectives, the board of directors of the Company accepted the resignation of Brian G. Drazba, the Company’s Vice President, Finance and Chief Financial Officer, on September 30, 2016.

Mr. Drazba’s resignation became effective on March 31, 2017, at which time he became eligible to receive a one-time severance payment equal to his 2016 annual salary and his average annual bonus paid over the prior three years, as well as certain additional severance benefits.

In connection with Mr. Drazba’s departure, the Company’s Chief Executive Officer, Barry D. Quart, Pharm.D., assumed the roles of principal financial officer and principal accounting officer, effective April 1, 2017. The Company previously reported in its Proxy Statement on Form DEF 14A filed on April 29, 2016, information regarding Dr. Quart required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K (17 CFR 229.401(b), (d), (e) and 229.404(a)), and such information is hereby incorporated by reference into this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

April 3, 2017	By:	/s/ David L. Szekeres

Name: David L. Szekeres
Title: Senior Vice President, General Counsel, Business Development and Corporate Secretary